Exhibit 99.1
Insteel Industries, Inc.
NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Michael C. Gazmarian Vice President, Chief Financial Officer and Treasurer
Insteel Industries, Inc.
336-786-2141, Ext. 3020
INSTEEL INDUSTRIES DECLARES QUARTERLY CASH DIVIDEND
MOUNT AIRY, N.C., May 18, 2010 — Insteel Industries, Inc. (NasdaqGS: IIIN) today announced that its board of directors declared a quarterly cash dividend of $0.03 per share on the Company’s common stock payable on July 2, 2010 to shareholders of record as of June 18, 2010.
About Insteel
Insteel is one of the nation’s largest manufacturers of steel wire reinforcing products for concrete construction applications. Insteel manufactures and markets prestressed concrete strand and welded wire reinforcement, including concrete pipe reinforcement, engineered structural mesh and standard welded wire reinforcement. Insteel’s products are sold primarily to manufacturers of concrete products that are used in nonresidential construction. Headquartered in Mount Airy, North Carolina, Insteel operates six manufacturing facilities located in the United States.
Cautionary Note Regarding Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s intent and ability to pay future dividends. Although the Company believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, such forward-looking statements are subject to a number of risks and uncertainties, and the Company can provide no assurances that such plans, intentions or expectations will be achieved. Many of these risks and uncertainties are discussed in detail in the Company’s reports and statements that it files with the U.S. Securities and Exchange Commission, in particular in its Annual Report on Form 10-K for the year ended October 3, 2009. You should carefully review these risks and uncertainties.
All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. All forward-looking statements speak only to the respective dates on which such statements are made and the Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as may be required by law.
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1373 BOGGS DRIVE / MOUNT AIRY, NORTH CAROLINA 27030 / 336-786-2141/ FAX 336-786-2144